UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2009

GRACE 3, INC.
Exact name of registrant as specified in its charter)

Delaware	000-52063	20-3708559
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

735 Broad Street, Suite 400
Chattanooga, TN 37402
(Address of principal executive offices)

(423) 265-5062
 Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
The Sourlis Law Firm
Virginia K. Sourlis, Esq.
214 Broad Street
Red Bank, NJ 07701
Telephone: (732) 530-9007
Facsimile: (732) 530-9008
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 4.01 - CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

As previously reported by Grace 3, Inc. (the “Company”) on Form 8-K filed with the Securities and Exchange Commission on September 22, 2009, and as amended on Form 8-K/A on September 23, 2009, on September 16, 2009, the Company was notified of the resignation of its independent registered public accounting firm, Conner & Associates, PC, effective that date. The Company’s Board of Directors accepted the resignation of Conner & Associates, PC upon receipt of the notification and commenced a search for a new independent public accounting firm.

Engagement of W.T. Uniack & Co., CPAs, P.C.

On November 4, 2009, the Company engaged W.T. Uniack & Co., CPAs, P.C. (“Uniack”) as the Company’s new independent public accountants.   Uniack has been engaged to audit the Company’s financial statements for the fiscal year ending May 31, 2010 and to review the Company’s unaudited financial statements for interim periods, commencing with the quarter ended August 31, 2009.

Neither the Company nor anyone on its behalf consulted Uniack regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or reportable event, as there were none.

The decision to engage Uniack was approved by the Board of Directors on Wednesday, November 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACE 3, INC.

Date: November 9, 2009	By:	/s/ DOUGLAS A. DYER
Douglas A. Dyer
President and Director
(Principal Executive Officer and Principal Financial Officer)